UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2021
_____________________________________________
Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2021, Marathon Petroleum Corporation (the “Company”) announced the appointment of Maryann T. Mannen to serve as its Executive Vice President and Chief Financial Officer effective January 25, 2021. In this capacity, Ms. Mannen will be the Company’s principal financial officer.

Ms. Mannen, 58, previously served as Executive Vice President and Chief Financial Officer of TechnipFMC (a successor to FMC Technologies, Inc.), a global leader in subsea, onshore/offshore, and surface projects for the energy industry, from January 2017 to January 2021. From March 2014 to January 2017, she served as Executive Vice President and Chief Financial Officer of FMC Technologies, Inc. As Chief Financial Officer, she was responsible for the overall financial management of TechnipFMC, its financial reporting and for multiple corporate functions. Prior to serving as Chief Financial Officer, Ms. Mannen served in various positions of increasing responsibility with FMC Technologies, including as Senior Vice President and Chief Financial Officer from 2011 to early 2014. Before joining FMC Technologies, Inc. in 1986, Ms. Mannen served as Finance Manager for Sheller-Globe Corporation. Ms. Mannen currently is a member of the board of directors of Owens Corning.

In connection with Ms. Mannen’s appointment as the Company’s Executive Vice President and Chief Financial Officer, she will be entitled to receive an annual base salary of $925,000. Ms. Mannen will be eligible to participate in the Company’s annual cash bonus program with a target bonus opportunity equal to 110% of her base salary. Her actual bonus will be based on performance relative to the performance goals established under the annual cash bonus program. Ms. Mannen will also receive a one-time grant of restricted stock units with a grant date value of $3,500,000. This grant is being made under the Amended and Restated Marathon Petroleum Corporation 2012 Incentive Compensation Plan on February 1, 2021 and will vest in three substantially equal annual installments starting on the first anniversary of the grant date, subject to Ms. Mannen’s continued service with the Company through the applicable vesting dates. In addition, Ms. Mannen’s target long-term incentive grant value for 2021 will be $4,000,000.

Ms. Mannen will also be eligible to participate in the Company’s other benefit plans and programs such as health and life insurance, income protection in a circumstance of long-term and short-term disability, relocation assistance and retirement and severance benefits plans, descriptions of which are included in the Company’s Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders, filed on Schedule 14A with the Securities and Exchange Commission on March 16, 2020.

Other than with respect to the compensation matters described above, there are no arrangements or understandings between Ms. Mannen and any other persons pursuant to which Ms. Mannen was appointed the Company’s Executive Vice President and Chief Financial Officer. There are also no family relationships between Ms. Mannen and any director or executive officer of the Company and Ms. Mannen has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Mannen will succeed Donald C. Templin, who previously announced his retirement on November 11, 2020. Mr. Templin will continue to serve as an Executive Vice President of the Company in an advisory capacity through June 2021 to assist with the transition. Mr. Templin will not receive a salary during this period but will continue to accrue service with the Company in accordance with the applicable terms of the Company’s policies and plans.

Item 8.01	Other Events.
A copy of the press release announcing certain of the matters described under Item 5.02 of this Current Report on Form 8-K is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: January 13, 2021	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary